INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-19511, No. 33-38019, No. 33-19510, No. 33-63739
and No. 333-12737 on Form S-8 and No. 333-04531 on Form S-3 of II-VI Incorporated of our reports dated August 6, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 27, 1999